UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report:  November 21, 2017

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1252 Borregas Avenue, Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 636-4500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of eGain Corporation (the “Company”), held on November 21, 2017, the following actions were taken:

1.	The following directors were elected to serve until the 2018 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes
Ashutosh Roy	9,462,527	40,270	12,630,210
Gunjan Sinha	9,138,262	364,535	12,630,210
Phiroz P. Darukhanavala	9,162,616	340,181	12,630,210
Brett Shockley	9,200,917	301,880	12,630,210
Christine Russell	9,162,641	340,156	12,630,210

2.	The 2017 Employee Stock Purchase Plan was approved.

For	Against	Abstain	Broker Non-Votes
9,160,673	340,850	1,274	12,630,210

3.	The appointment of BPM LLP, as the Company’s Independent Registered Public Accounting Firm, was ratified.

For	Against	Abstain
21,773,805	303,942	55,260

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 2017	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)